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Exhibit 21

                        GTE CORPORATION AND SUBSIDIARIES
           Significant Subsidiaries of Registrant at December 31, 1999

                                                                                Percent of Voting
                                                                                 Control Owned by
Company                                           Incorporated In                 Direct Parent
--------------------------------------            -----------------        -----------------------------
GTE California Incorporated                       California                             99.60(a)
GTE Florida Incorporated                          Florida                               100.00
GTE North Incorporated                            Wisconsin                             100.00
GTE Northwest Incorporated                        Washington                            100.00
GTE South Incorporated                            Virginia                              100.00
GTE Southwest Incorporated                        Delaware                              100.00
GTE Hawaiian Telephone Company Incorporated       Hawaii                                100.00


(a) As of March 2000, percent of voting control owned by direct parent is 100%.